                                                                  EXHIBIT (4)(b)

                                                                  EXECUTION COPY









--------------------------------------------------------------------------------


                      AMENDED AND RESTATED RIGHTS AGREEMENT

                                     between

                        THE REYNOLDS AND REYNOLDS COMPANY

                                       and

                          MELLON INVESTOR SERVICES LLC

                                 as Rights Agent


--------------------------------------------------------------------------------



                           Dated as of April 18, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1. CERTAIN DEFINITIONS....................................................................................2

SECTION 2. APPOINTMENT OF RIGHTS AGENT...........................................................................10

SECTION 3. ISSUANCE OF RIGHT CERTIFICATES........................................................................11

SECTION 4. FORM OF RIGHT CERTIFICATES............................................................................14

SECTION 5. COUNTERSIGNATURE AND REGISTRATION.....................................................................15

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR
               STOLEN RIGHT CERTIFICATES.........................................................................16

SECTION 7. EXERCISE OF RIGHTS PURCHASE PRICE; EXPIRATION DATE OF RIGHTS..........................................17

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES....................................................21

SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.........................................................22

SECTION 10. PREFERRED SHARE RECORD DATE..........................................................................24

SECTION 11. ADJUSTMENT TO PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS..........................25

SECTION 12. CERTIFICATION OF CERTAIN ADJUSTMENTS.................................................................40

SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.................................40

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES..............................................................47

SECTION 15. RIGHTS OF ACTION.....................................................................................49

SECTION 16. AGREEMENT OF RIGHT HOLDERS...........................................................................49

SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER....................................................51

SECTION 18. CONCERNING THE RIGHTS AGENT..........................................................................51

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT............................................53

SECTION 20. DUTIES OF RIGHTS AGENT...............................................................................54

SECTION 21. CHANGE OF RIGHTS AGENT...............................................................................57

SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES...................................................................59

SECTION 23. REDEMPTION...........................................................................................59

SECTION 24. NOTICE OF CERTAIN EVENTS.............................................................................61

SECTION 25. NOTICES..............................................................................................62

SECTION 26. SUPPLEMENTS AND AMENDMENTS...........................................................................63

SECTION 27. SUCCESSORS...........................................................................................64

SECTION 28. DETERMINATIONS AND ACTIONS TAKEN BY THE BOARD OF DIRECTORS...........................................64

SECTION 29. BENEFITS OF THIS AGREEMENT...........................................................................65

SECTION 30. GOVERNING LAW........................................................................................65

SECTION 31. COUNTERPARTS.........................................................................................66

SECTION 32. DESCRIPTIVE HEADINGS.................................................................................66

SECTION 33. SEVERABILITY.........................................................................................66

SECTION 34. EXCHANGE.............................................................................................66


Exhibit A - Form of Certificate of Amendment to Amended Articles of
            Incorporation

Exhibit B - Form of Right Certificate

Exhibit C - Form of Summary of Rights

                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------


         AMENDED AND RESTATED RIGHTS AGREEMENT dated as of April 18, 2001 (the "Agreement") between The Reynolds and Reynolds Company, an Ohio corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (successor to Wells Fargo Bank Minnesota, N.A., a national banking association), as rights agent (the "Rights Agent").

                                   WITNESSETH
                                   ----------

         WHEREAS, on April 18, 2001 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution of one (1) right (a "Right") for each share of the Company's Class A Common Shares, no par value per share (the "Class A Shares"), and one-twentieth (1/20th) of a Right for each share of the Company's Class B Common Shares, no par value per share (the "Class B Shares"), outstanding as of the Close of Business (as hereinafter defined) on May 6, 2001 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth (1/1000th) of a share (a "Unit") of the Company's Series B Participating Preferred Shares (the "Preferred Shares", as defined hereinafter) upon the terms and subject to the conditions hereinafter set forth; and authorized the issuance of one (1) Right (subject to adjustment) with respect to each Class A Share and one-twentieth (1/20th) of a Right (subject to adjustment) with respect to each Class B Share that shall become outstanding between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or the Expiration Date (as hereinafter defined) and, to the extent provided in
Section 22 hereof, with respect to each such share issued after the Distribution Date and prior to the Expiration Date; and

         WHEREAS, the Company desires to set forth certain terms and conditions governing the Rights;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of securities of the Company constituting a Substantial Block (as hereinafter defined); PROVIDED, HOWEVER, that an Acquiring Person shall not include an Exempt Person (as hereinafter defined).

          Notwithstanding the foregoing, (A) no Person shall become an Acquiring Person solely as the result of an acquisition of Class A Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of Class A Shares beneficially owned by a Person to equal or exceed a Substantial Block of the Class A Shares then outstanding; provided, however, that if such Person becomes the Beneficial Owner of a Substantial Block of Class A Shares solely by reason of purchases of Class A Shares by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional Class A Shares which has the effect of increasing such Person's percentage ownership of the then-outstanding Class A Shares by any means whatsoever, then such Person shall be deemed to be an Acquiring Person, and (B) if the Board of Directors determines that a Person who would otherwise be an Acquiring

     Person has become such inadvertently (including, without limitation, because (1) such Person was unaware that it beneficially owned a Substantial Block of Class A Shares or (2) such Person was aware of the extent of such Beneficial Ownership but such Person acquired Beneficial Ownership of such Class A Shares without the intention to change or influence the control of the Company) and such Person divests itself as promptly as practicable of a sufficient number of Class A Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be, or have been, an Acquiring Person for any purposes of this Agreement, and no Share Acquisition Date shall be deemed to have occurred. All questions as to whether a Person who would otherwise be an Acquiring Person has become such inadvertently shall be determined by the Board.

          (b) "Adjustment Spread" shall have the meaning set forth in Section 34(a)(ii) hereof.

          (c) "Adjustment Units" shall have the meaning set forth in Section 11(a)(ii) hereof.

          (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect as of the date hereof.

          (e) "Agreement" shall have the meaning set forth in the first paragraph hereof.

          (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of any conversion, exchange or purchase rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) securities issuable upon the exercise of Rights at any time prior to the occurrence of a Section 11(a)(ii) Event or a Section 13 Event (as such terms are hereinafter defined); or (C) securities issuable from and after the occurrence of a Section 11(a)(ii) Event or a Section 13 Event upon the exercise of Original Rights or Rights acquired by such Person or any of such Person's Affiliates or Associates pursuant to Section 11(i) hereof in connection with any adjustment made with respect to any Original Rights;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has beneficial ownership of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any securities under this Section l(f)(ii) as a result of an agreement, arrangement or understanding to vote such security which: (A) arises solely by reason of the grant of a revocable proxy or consent to any Person who shall have obtained such proxy or consent pursuant to and as a result of a public proxy or consent solicitation subject to and conducted in accordance with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder and (B) also is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are "beneficially owned," directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (A) of subparagraph (ii) of this Section l(f)) or disposing of any securities of the Company; provided, HOWEVER, that nothing in this Section l(f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

          (g) "Board" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (h) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of Ohio or the state in which the office of the Rights Agent is located are authorized or obligated by law or executive order to close.

          (i) "Certificate of Amendment" shall mean the Certificate of Amendment to Amended Articles of Incorporation setting forth the express terms and provisions of the Preferred Shares, a form of which is attached hereto as Exhibit A.

          (j) "Class A Shares" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (k) "Class B Shares" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (l) "Close of Business" on any given date shall mean 5:00 P.M., Dayton, Ohio time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day, it shall mean 5:00 P.M., Dayton, Ohio time, on the next succeeding Business Day.

          (m) "Common Shares" when used with reference to the Company shall mean the Class A Shares and the Class B Shares or any other shares of capital stock of the Company into which such stock shall be reclassified or changed. "Common Shares" when used with reference to any Person that is organized in corporate form, other than the Company, shall mean the capital stock or other equity security with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and which has issued any such outstanding capital stock, equity securities or equity interest. "Common Shares" when used with reference to any Person that is not be organized in corporate form shall mean units of beneficial interest which (i) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such

     Person) and (ii) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

          (n) "Company" shall have the meaning set forth in the first paragraph of this Agreement.

          (o) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

          (p) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (q) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (r) "Equivalent Preference Shares" shall have the meaning set forth in
     Section 11(b) hereof.

          (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (t) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, and (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any Person organized, appointed, established or holding Common Shares by, for or pursuant to, the terms of any such plan.

          (u) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (v) "Final Expiration Date" shall have the meaning set forth in
     Section 7(a) hereof.

          (w) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations.

          (x) "Original Rights" shall mean Rights which were acquired by a Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a), 3(c) or Section 22 hereof.

          (y) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, association, unincorporated organization, trust or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, and shall include any successor (by merger or otherwise) of such entity.

          (z) "Preferred Shares" shall mean the Series B Participating Preferred Shares, no par value per share, of the Company having the voting powers, designation, preferences and rights and qualifications, limitations and restrictions set forth in the Certificate of Amendment, a form of which is attached hereto as Exhibit A.

          (aa) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (bb) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof as adjusted pursuant to Section 11(a)(ii) and Section 13(a) hereof.

          (cc) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (dd) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (ee) "Right" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (ff) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

          (gg) "Rights Agent" shall have the meaning set forth in the first paragraph of this Agreement.

          (hh) "Rights Dividend Declaration Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (ii) "Schedule 13G Filer" shall mean any Person who satisfies both of the criteria set forth in Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and who has reported such ownership on Schedule 13G (or any comparable or successor report) under the Exchange Act, in each case, as determined by the Board.

          (jj) "Section 11(a)(ii) Event" shall have the meaning set forth in
     Section 11(a)(ii) hereof.

          (kk) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ll) "Section 13 Event" shall have the meaning set forth in Section 13(a) hereof.

          (mm) "Section 34(a)(i) Exchange Ratio" has the meaning set forth in
     Section 34(a)(i) hereof.

          (nn) "Section 34(a)(ii) Exchange Ratio" has the meaning set forth in
     Section 34(a)(ii) hereof.

          (oo) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (pp) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (qq) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (rr) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly beneficially owned, or otherwise controlled, by such Person and any Affiliate of such Person.

          (ss) "Substantial Block" shall mean 15% or more in number of the outstanding Class A Shares; PROVIDED, however, that, for any Schedule 13G Filer (as defined herein), a "Substantial Block" shall mean 20% or more in number of the outstanding Class A Shares.

          (tt) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (uu) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

          (vv) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

          (ww) "Unit" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. The Rights Agent shall have no duty to supervise, and shall not be liable for the acts or omissions of any such Co-Rights Agent.

         Section 3. ISSUANCE OF RIGHT CERTIFICATES.

         (a) Until the earlier of the Close of Business on (i) the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date) after the Stock Acquisition Date or (ii) the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such specified or unspecified later date as may be determined by action of the Board, after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published, sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations under the Exchange Act, if, upon consummation thereof, such Person, together with its Affiliates and Associates, would be the Beneficial Owner of a Substantial Block (irrespective of whether any shares are actually purchased pursuant to such offer) (the earlier of the dates set forth in clauses (i) and (ii) above being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph
(b) of this Section 3) by the certificates for the Common Shares of the Company registered in the names of the holders of the Common Shares of the Company (which certificates for Common Shares of the Company shall be deemed also to be certificates for Rights) and not by separate Right Certificates and (y) each Right or fraction thereof will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer by the Company). As promptly as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of the Common Shares of the Company as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, one or more certificates for Rights, in substantially the form of Exhibit B hereto (each such certificate, a "Right Certificate"), evidencing one
(1) Right for each Class A Share and one-twentieth (1/20th) of a Right for each Class B Share so held, subject to adjustment as provided herein and to the provisions of Section 14(a) hereof. As of and after the Close of Business on the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

         (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of its Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding as of the Close of Business on the Record Date, until the earlier of the Close of Business on the Distribution Date or the Expiration Date, the Rights will be evidenced by such certificates for the Common Shares together with the Summary of Rights and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Close of Business on the Distribution Date or the Expiration Date, the surrender for transfer of any of the certificates for the Common Shares of the Company in respect of which Rights have been issued, with or without a copy of the Summary of Rights attached, shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.

         (c) Rights shall be issued in respect of all Common Shares of the Company which shall become outstanding after the Record Date but prior to the earlier of the Close of Business on the Distribution Date and the Expiration Date, and, to the extent provided in Section

22 hereof, in respect of Common Shares of the Company issued after the Close of Business on the Distribution Date and prior to the Expiration Date. Certificates for Common Shares of the Company that shall become outstanding or be transferred after the Record Date but prior to the earlier of the Close of Business on the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between The Reynolds and Reynolds Company (the "Company") and Mellon Investor Services LLC (successor to Wells Fargo Bank Minnesota, N.A.), as Rights Agent, dated as of April 18, 2001, as the same shall be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge within five days after receipt of a written request therefor. Under certain circumstances, as provided in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), whether by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the earlier of the Close of Business on the Distribution Date and the Expiration Date, the Rights associated with the Common Shares of the Company evidenced by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the surrender for transfer of the Rights associated with the Common Shares of the Company evidenced by such certificates.

         Section 4. FORM OF RIGHT CERTIFICATES.

         (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not alter the rights, duties or obligations of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units as shall be set forth therein, as the same may from time to time be adjusted as provided herein, at the price per Unit set forth therein, as the same may from time to time be adjusted as provided herein (such exercise price per Unit, the "Purchase Price").

         (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that evidences Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or such

Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of the provisions of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights evidenced by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights evidenced hereby may become null and void as provided in Section 7(e) of the Rights Agreement.

         Section 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile, engraved, stamped or printed signature, and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, either manually or by facsimile, engraved, stamped or printed signature. The Right Certificates shall be countersigned, manually or by facsimile, by the Rights Agent and shall not be valid for any purpose unless so countersigned. Although any officer of the Company whose manual or facsimile signature is affixed to any Right Certificate ceases to be such officer before the Right Certificate is delivered, such Right Certificate shall be effective in all respects when countersigned by the Rights Agent and delivered; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the

Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date (and, if the Rights Agent is not the transfer agent with respect to the Common Shares, receipt by the Rights Agent of all relevant information), the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the certificate number and the date of each Right Certificate.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase such number of Units (or other securities, cash or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of such Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate and of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, the Company will execute and deliver a new Right Certificate of like tenor to the, Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(d), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time on or after the Close of

Business on the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Units (or other securities, cash or assets, as the case may be) as to which such surrendered Rights are exercised, prior to the earliest of (i) the Close of Business on May 6, 2011 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights expire pursuant to Section 13(d) hereof (the earliest of the dates set forth in clauses (i), (ii) and (iii) being herein referred to as the "Expiration Date").

         (b) The initial Purchase Price for each Unit shall be $105.00 and shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate evidencing exercisable Rights, with the form of election to purchase and certificate duly executed, accompanied by payment (in cash, or by certified bank check or money order payable to the order of the Company), with respect to the Rights so exercised, of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) for each Unit (or other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of the Rights pursuant hereto (in cash, or by certified check or money order payable to the order of the Company), the Rights Agent shall, subject to Section 7(f) hereof, (i) promptly (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) a certificate for the number of Units to be purchased

(and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or (B) if the Company shall have elected under
Section 14(b) hereof to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts evidencing interests in such number of Units as are to be purchased (in which case certificates for the Preferred Shares evidenced by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby authorizes and directs the depositary agent to comply with such request, (ii) if and when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such Preferred Shares certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) if and when appropriate, after receipt thereof, promptly deliver any such cash to be paid in lieu of issuance of fractional shares to or upon the order of the registered holder of such Right Certificate; PROVIDED, HOWEVER, that in the case of a purchase of securities other than Preferred Shares, the Rights Agent shall promptly take the appropriate actions with respect to such securities to be purchased as shall as nearly as practicable correspond to the actions described in the foregoing clauses (i) through (iv). In the event that the Company is obligated to issue other securities of the Company (including Common Shares), pay cash or distribute assets pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or assets are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right, but shall not be obligated, to require prior to the occurrence of a Section 11(a)(ii) Event or a Section

13 Event that, upon any exercise of Rights, such number of Rights be exercised so that only whole Preferred Shares would be issued.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, the Right beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person or (ii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee (A) after such Acquiring Person becomes such or (B) prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from such Acquiring Person (or such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent promptly of any determination by the Board pursuant to Section 7(e)(ii)(B)(2) and shall use reasonable efforts to insure that the provisions of Section 4(b) hereof and this

Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or any of the Affiliates, Associates or transferees thereof hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Right Certificate or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company and after any Securities and Exchange Commission required retention period, destroy such cancelled

Right Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

         (a) The Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, if necessary, out of its authorized and unissued Common Shares or other securities or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (and, if necessary, Common Shares of the Company or other securities) that, as provided in this Agreement (including without limitation
Section 11(a)(iii) hereof), will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees to take all such action as may be necessary to insure that all Preferred Shares (and, if necessary, Common Shares of the Company or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

         (c) The Company covenants and agrees that, except as set forth in
Section 6 hereof, it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates evidencing Preferred Shares (or Common Shares of the Company or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts evidencing interests in a number of Preferred Shares (or Common Shares of the

Company or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates evidencing Preferred Shares (or Common Shares of the Company or other securities, as the case may be) or depositary receipts evidencing interests in Preferred Shares in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

         (d) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event or a Section 13 Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may, acting by resolution of its Board, temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(d), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been suspended, as well as a public announcement (with prompt notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

         (e) So long as the Preferred Shares (and, where applicable, any Common Shares of the Company or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         Section 10. PREFERRED SHARE RECORD DATE. Each Person in whose name any certificate for a number of Preferred Shares (or Common Shares of the Company or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of Preferred Shares (or Common Shares of the Company or other securities, as the case may be) evidenced thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or charges) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date on which the Company's transfer books for the Preferred Shares (or Common Shares of the Company or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Company's transfer books for the Preferred Shares (or Common Shares of the Company or other securities, as the case may be) are open; and PROVIDED FURTHER, HOWEVER, that if delivery of the Units is delayed as a result of a failure to register such Units pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such Units only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, except as provided in
Section 17 hereof.

         Section 11. ADJUSTMENT TO PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price and the number and kind of shares, or fractions thereof, subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend or distribution on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares into a greater number of shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of shares or effect a reverse split of the outstanding Preferred Shares or (D) issue any Preferred Shares in a reclassification of the capital stock of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) hereof and this
     Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number of Units issuable per Right on such date, shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of Units which, if such Right had been exercised immediately prior to such date and exercised at a time when the transfer books for the Preferred Shares were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

          If an event occurs which would require an adjustment under both this
     Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) In the event (a "Section 11(a)(ii) Event") that any Person (other than an Exempt Person), alone or together with its Affiliates and Associates (other than an Exempt Person), shall, at any time after the date of this Agreement, become the Beneficial Owner of a Substantial Block, unless the event causing such threshold to be crossed is an acquisition of beneficial ownership of Class A Shares pursuant to a tender or exchange offer for all outstanding Class A Shares at a price and on terms determined by the Board, after receiving advice from one or more investment banking firms, to be (A) a price which is fair to the holders of Class A Shares (taking into account all factors which the Board deems relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (B) otherwise in the best interests of the

     Company and its shareholders, then, promptly following the first occurrence of any such Section 11(a)(ii) Event, proper provision shall be made to adjust the Rights so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of Units as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Units for which a Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event, whether or not such Right was then exercisable, and (y) dividing that product (which product, following such first occurrence, as the same may be adjusted as provided herein, shall thereafter be referred to as the "Purchase Price" for each Right (regardless of the number of Units purchasable upon the exercise of a Right) and for all purposes of this Agreement) by 50% of the Current Market Price of one Unit on the date of such first occurrence (such number of Units being hereinafter referred to as the "Adjustment Units").

          (iii) In lieu of issuing Units in accordance with Section 11(a)(ii) hereof, the Company, acting by resolution of its Board, may, and, in the event that the number of Preferred Shares which is authorized by the Company's Amended Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit exercise in full of the Rights in accordance with
     Section 11(a)(ii) hereof, the Company, acting by resolution of its Board, shall (A) determine the excess of (1) the value of the Adjustment Units issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price attributable to each Right (such excess being hereinafter referred to as the "Spread") and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Units, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company, (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing which, when added to any Units issued upon such exercise, have an aggregate value equal to the Current Value, where such aggregate value has been determined by action of the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23 hereof, as such date may be amended pursuant to Section 26 hereof, expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units or Common Shares of the Company (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If, after the occurrence of a Section 11(a)(ii) Event, the number of Preferred Shares that is authorized by the Company's Amended Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with
     Section 11(a)(ii) hereof and the Company, acting by resolution of its Board, shall determine in good faith that it is likely that sufficient additional Preferred Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not beyond the Expiration Date or more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the first or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for the authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this
     Section 11(a)(iii), the value of each Unit shall be the Current Market Price of one Unit on the date of the first occurrence of the Section 11(a)(ii) Trigger Date.

         (b) In the event that the Company shall at any time after the date of this Agreement fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having substantially the same rights, privileges and preferences as the Preferred Shares ("Equivalent Preference Shares")) or securities convertible into Preferred Shares or Equivalent Preference Shares at a price per Preferred Share or Equivalent Preference Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preference Shares) less than the Current Market Price per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares or Equivalent Preference Shares which the aggregate subscription or purchase price of the total number of Preferred Shares or Equivalent Preference Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and of which the denominator shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares or Equivalent Preference Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation or any reclassification of the Preferred Shares) of evidences of indebtedness, cash or assets (other than a regular periodic cash dividend or a dividend or distribution payable in Preferred Shares) or subscription or other rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the assets, cash or evidences of indebtedness so to be distributed or of such subscription or other rights, options or warrants applicable to one Preferred Share, and of which the denominator shall be such Current Market Price per Preferred Share; provided that the Purchase Price shall not be reduced below zero. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder (other than computations made pursuant to Section 11(a)(iii) hereof), the "Current Market Price" per share of Preferred Stock on any date shall be deemed to be the average of the daily closing prices per Preferred Share for the thirty (30) consecutive Trading Days (as such term is defined in the last sentence of this Section 11(d)(i)) immediately prior to such date and for the purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per Preferred Share on any date shall be deemed to be the average of the daily closing prices per Preferred Share for the ten (10) consecutive Trading Days immediately following such date;

provided, however, that in the event that the Current Market Price per Preferred Share is determined during a period following the announcement by the Company of
(a) a dividend or distribution on the Preferred Shares payable in Preferred Shares or securities convertible into Preferred Shares (other than the Rights) or (b) any subdivision, split, combination, consolidation, reverse stock split or reclassification of the Preferred Shares and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation or reclassification, as the case may be, then, and in each such case, the Current Market Price shall be appropriately adjusted to reflect ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Preferred Shares are listed or admitted to trading or, if the Preferred Shares are not listed or admitted trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Preferred Shares selected by the Board. If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or not so listed or traded, the Current Market Price per Preferred Share shall be deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Preferred Shares or Class A Shares of the Company occurring after the date of this Agreement) multiplied by the Current Market Price per Class A Share. If neither the Class A Shares nor the Preferred Shares are publicly held or so listed or traded, the Current Market Price per Preferred Share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one Unit shall be equal to the Current Market Price of one Preferred Share divided by 1,000. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, a Business Day.

         (ii) For the purpose of any computation hereunder, the Current Market Price per Class A Share shall be determined in the same manner as set forth for the Preferred Shares of the Company in Section 11(d)(i) hereof (other than the fourth to last, third to last and penultimate sentences thereof). If the Current Market Price per Class A Share cannot be determined in the manner provided above, or if the Class A Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i) hereof, Current Market Price per share shall mean the fair value per share as determined by a nationally recognized investment banking firm selected by the Board, or, if no such investment banking firm is in the good faith judgment of the Board available to make such determination, in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Except as hereinafter provided, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and cumulated and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent (other than calculations of the Current Market Price per Unit, which shall be made to the nearest one-thousandth of a cent) or to the nearest one-millionth of a Preferred Share or one-thousandth of a Class A Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

         (f) If, as a result of the operation of Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (d), (e),
(g), (h), (i), (j), (k), (l) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares; PROVIDED, HOWEVER, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of Preferred Shares greater than the number then authorized by the Company's Amended Articles of Incorporation but not outstanding or reserved for any other purpose.

         (g) All Rights originally issued by the Company or transferred subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (A) the number of Units covered by a Right immediately prior to such adjustment of the Purchase Price by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price; PROVIDED, HOWEVER, that if the Purchase Price is adjusted to zero, then no adjustment shall be made pursuant to the foregoing part of this
Section 11(h) and each Right outstanding immediately prior to the making of such adjustment shall evidence the right to acquire that number of Units or such other securities or assets determined in good faith by the Board.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Units purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and promptly notify the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, any additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units which were expressed in the initial Right Certificates issued hereunder, but shall evidence the Purchase Price or number of Units as adjusted or changed.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of one Unit, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Units at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall promptly notify the Rights Agent of any such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Units and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, in the event of (i) any reclassification of stock of the Company, (ii) any recapitalization, reorganization or partial liquidation of the Company, (iii) any consolidation or subdivision of the Preferred Shares, (iv) any issuance of Preferred Shares (or securities which by their terms are convertible into or exchangeable for Preferred Shares) wholly for cash at less than the Current Market Price or (v) any stock dividends or issuance of rights, options or warrants referred above in this Section 11 or any similar transaction, the Company shall be entitled to make such further adjustments in the Purchase Price, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as and to the extent that the Board in its sole discretion shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or, subject to the preceding provisions of this Section 11(m), in order that any such event shall not, in the opinion of counsel for the Company, result in the shareholders of the Company being subject to any United States federal income tax liability by reason thereof.

         (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in an action which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) if (x) at the time of or immediately after such consolidation, merger or sale, there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as otherwise provided herein or permitted by Section 23 or
Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend or distribution on any of its Common Shares payable in Common Shares of the Company or (ii) subdivide or split any of its outstanding Common Shares into a greater number of shares, (iii) combine or consolidate any of its outstanding Common Shares into a smaller number of shares or effect a reverse split of any of its outstanding Common Shares or (iv) issue any of its Common Shares by reclassification or otherwise than by payment of dividends or distributions in Common Shares, then in any such case, (x) the number of Units purchasable after such event upon proper exercise of each Right shall be adjusted such that the aggregate number of Units so purchasable by the holder of each Class A Share and/or each Class B Share, as the case may be, immediately after such event shall equal the number of Units purchasable by such holder immediately prior to such event and (y) action shall be taken (if the Board determines that action is required) such that the number of Rights associated with each Common Share of the Company outstanding immediately or issued or delivered after such event shall equal that number of Rights associated with each Common Share of the Company outstanding immediately prior to such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

         Section 12. CERTIFICATION OF CERTAIN ADJUSTMENTS. Whenever an adjustment is made as provided in Sections 11 and/or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for its Common Shares and Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate evidencing Common Shares) in accordance with
Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make such filings or mailings shall not affect the validity of, the force or effect of, or the requirement for making any such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall received such certificate.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event (a "Section 13 Event") that, directly or indirectly, at any time following the Stock Acquisition Date:

          (x) the Company shall consolidate or otherwise combine with, or merge with or into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger;

          (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate or otherwise combine with, or merge with or into, the Company and the Company shall be the continuing or surviving corporation of such consolidation, combination or merger and, in connection therewith, all or part of the outstanding Class A Shares shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property; or

          (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated, with respect to the assets reflected therein, on the basis of the Company's most recent regularly prepared financial statement) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), PROVIDED, HOWEVER, that this clause
     (z) of Section 13(a) shall not apply to the proportional distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company's Common Shares on the basis set forth for such distributions in the Amended Articles of Incorporation;

then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:

          (i) each holder of a Right (except as provided in Section 7(e) hereof) shall, on or after the later of (A) the date of the first occurrence of any such Section 13 Event or (B) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 hereof (as the same may be amended as provided in Section 26 hereof), have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
     Section 13 Event, multiplying the number of such Units for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right (regardless of the number of Units purchasable upon the exercise of a Right) and for all purposes of this Agreement) by 50% of the Current Market Price per Common Share of such Principal Party on the date of consummation of such Section 13 Event;

          (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

          (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

          (iv) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and

          (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event;

PROVIDED, HOWEVER, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction analogous to any of the events described in Section 11 hereof in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants or other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of its Common Shares) as may be necessary (in a manner analogous to the applicable adjustments provided for in Section 11 hereof) to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants or other property.

          (b) "Principal Party" shall mean

          (i) in the case of any transaction described in clause (x) or clause
     (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of the securities into which Common Shares of the Company are converted in such merger, consolidation or other combination, or, if there is more than one such issuer, the issuer of the Common Shares which have the greatest market value or (B) if no securities are so issued, the Person that is the other party to the merger, consolidation or other combination and survives said merger (or, if there is more than one such Person, the Person the Common Shares of which have the greatest market value) or, if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Shares having the greatest market value;

PROVIDED, HOWEVER, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered,

"Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) if the Common Shares of such Person are not and have not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company shall not consummate any Section 13 Event unless prior thereto the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable on or after the date of any
Section 13 Event the Principal Party will:

          (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and will use its best efforts (A) to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective

     (with a prospectus at all times meeting the requirements of the Securities
     Act) until the Expiration Date and (B) to similarly comply with applicable state securities laws;

          (ii) use its best efforts to list (or continue the listing of) the Rights and the securities issuable upon exercise of the Rights on a national securities exchange;

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

          (iv) use its best efforts to obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers prior to the exercise of the Rights. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in
Section 13(a) hereof.

          (d) Notwithstanding anything in this Agreement to the contrary, this
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) hereof if (i) such transaction is consummated with a Person or Persons (or a wholly-owned subsidiary of any such Person or Persons) who acquired Class A Shares of the Company pursuant to a tender offer or exchange offer for all outstanding Class A Shares which complies with the exception provided for in Section 11(a)(ii) hereof, (ii) the price per share for the Class A Shares offered in such transaction is not less than the respective price per Class A Share paid to all holders of the Class A Shares whose Class A Shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of the Class A Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company may, but shall not be required to, issue fractions of Rights (other than fractions which are integral multiples of one-twentieth of a Right) or to distribute Right Certificates which evidence fractional Rights (other than fractions which are integral multiples of one-twentieth of a Right). If the Company shall determine not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

         (b) The Company may, but shall not be required to, issue fractions of Preferred Shares (other than fractions which are integral multiples of one-twentieth of a Unit) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one-twentieth of a Unit). Interests in fractions of Preferred Shares which are integral multiples of one-twentieth of a Unit may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares. In the event the Company elects not to issue fractions of Preferred Shares that are not integral multiples of one-twentieth of a Unit, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Unit. For purposes of this Section 14(b), the current market value of one Unit shall be the closing price of one Unit (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except the rights of action vested in the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares of the Company); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Common Shares of the Company), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Shares of the Company), may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Close of Business on the earlier of the Distribution Date or the Expiration Date, the Rights shall be evidenced by the certificates for Common Shares of the Company registered in the name of the holders of such shares (which certificates for Common Shares of the Company shall also constitute certificates for Rights) and Rights will be transferable only in connection with the transfer of Common Shares of the Company;

          (b) after the Close of Business on the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed and accompanied by any tax or governmental charge imposed in accordance with Section 6(a) hereof;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company, the Rights Agent or the transfer agent for the Common Shares) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence in Section 7(e) hereof, shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder of any Right or Right Certificate, as such, shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the number of Units or any other securities of the Company which may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends, distributions or subscription rights, or to exercise preemptive rights or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof and the Units or other securities shall have been issued in respect thereof.

         Section 18. CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration, execution and future amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, as each is finally determined by a court of competent jurisdiction, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement, the resignation or removal of the Rights Agent and the expiration of the Rights. The reasonable costs and expenses incurred by the Rights Agent in enforcing the right of indemnification provided herein shall be paid by the Company; provided, however, that the Company shall not be responsible for any such costs or expenses unless it is finally determined by a court of competent jurisdiction that the Rights Agent is entitled to indemnification pursuant to this Section 18.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares or for other securities of the Company or any other Person, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will not exceed an amount equal to three times the amount of annual fees to be paid by the Company to the Rights Agent during the year in which such liability arose.

         So long as the Rights are listed on the New York Stock Exchange, the Rights Agent, if its principal offices are located outside New York City, shall maintain in the New York City area facilities for the servicing of the Rights in the area of Manhattan located south of Chambers Street. Such facilities may consist of either an office or agency where transactions in the Rights are serviced directly or a "drop" where Common Share certificates, Right Certificates and other instruments relating to transactions in Rights may be received for redelivery to an office or agency outside New York City, all in accordance with the provisions of Section 6 of the Listed Company Manual of the New York Stock Exchange.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent's assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor

Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of any predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (which may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability with respect to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation the identity of any Acquiring Person and the determination of any Current Market Price) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and by the Secretary or any Assistant Secretary of the Company or the Treasurer or any Assistant Treasurer and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct, as each is finally determined by a court of competent jurisdiction.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature on the Right Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof

(except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any adjustment required under the provisions of Section 11 or Section 13 or liable or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares, Common Shares of the Company or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares, Common Shares of the Company or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, the Chief Financial Officer and the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization or protection to the Rights Agent and the Rights Agent shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior notice in writing mailed to the Company and to each transfer agent of the Common Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common

Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States so long as such Person is in good standing, is authorized under such laws to exercise shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) above. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it here under and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of its Common Shares and the Preferred Shares, and mail a notice thereof to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the redemption of the Rights or the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company as of the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and
(ii) no such Right Certificate shall be issued if and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. REDEMPTION.

         (a) The Board may, at its option, at any time prior to the earlier of
(x) the Close of Business on the tenth Business Day following the day on which the Stock Acquisition Date occurs (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the day on which the Record Date occurs) or (y) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right (payable in cash, Class A Shares (based on the Current Market Price of the Class A Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board), as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

         (b) Immediately upon the action of the Board ordering the redemption of the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. As soon as practicable after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Section 24. NOTICE OF CERTAIN EVENTS. In case the Company shall propose, at any time after the Distribution Date:

         (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular periodic dividend out of earnings or retained earnings of the Company);

         (b) to offer to the holders of Preferred Shares options, rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options;

         (c) to effect any reclassification of the Preferred Shares (other than a reclassification including only the subdivision of outstanding Preferred Shares) or any recapitalization or reorganization of the Company;

         (d) to effect any of the transactions referred to in Section 11(a)(ii) or Section 13 of this Agreement; or

         (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the date on which such dividend, distribution, offer, reclassification, recapitalization, reorganization, Section 11(a)(ii) or Section 13 transaction, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred Shares, if any such date is to be fixed, and, in the case of a transaction referred to in clause (d) above, the consequences of the event to the holders of the Rights under Section 11(a)(ii) and Section 13 hereof, as the case may be. In case of the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, or if the Rights otherwise become exercisable for Common Shares or other securities, all references in this Section 24 to Preferred Shares shall be deemed thereafter to refer also to Common Shares or other securities issuable in respect of the Rights. Such notice shall be so given at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares or Preferred Shares, whichever shall be the earlier. Upon the consummation of such transaction, the Company (or its successor or assign) shall similarly give notice thereof to each holder of the Rights, to the extent feasible. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         The Reynolds and Reynolds Company
         115 South Ludlow Street
         Dayton, Ohio 45402

         Attention:  Douglas M. Ventura, Esq.

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         Mellon Investor Services LLC
         4 Station Square

         Suite 301
         Pittsburgh, Pennsylvania 15219

         Attention:  Linda D. Fuhrer

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares of the Company) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect whatsoever (including, without limitation, any extension of the period in which the Rights may be redeemed) without the approval of any holders of certificates representing Common Shares of the Company. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of certificates representing Common Shares of the Company or of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement or make any other provisions in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate thereof); PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) whether before or after the Distribution Date a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Board to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) after the Distribution Date, any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate thereof). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its rights, duties, liabilities or obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the number of Units for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. DETERMINATIONS AND ACTIONS TAKEN BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of outstanding Class A Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Rights and Right Certificates.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of Common Shares of the Company).

         Section 30. GOVERNING LAW. This Agreement and each Right and Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent under this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 33. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, (a) such invalid, void or unenforceable term, provision, covenant or restriction shall nevertheless be valid, legal and enforceable to the extent, if any, provided by such court or authority and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.

         Section 34. EXCHANGE.

         (a) (i) The Company may, at its option, at any time after any Person becomes an Acquiring Person, upon resolution adopted by the Board, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant Section 7(e)) for Units at an exchange ratio of one Unit per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the "Section 34(a)(i) Exchange Ratio"). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Class A Shares then outstanding.

         (ii) The Company may, at its option, at any time after any Person becomes an Acquiring Person, upon resolution adopted by the Board, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e)) for Units at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date. Subject to such adjustment, each Right may be exchanged for that number of Units obtained by dividing the Adjustment Spread (as defined below) by the then Current Market Price per Unit on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations under the Exchange Act, or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of a Substantial Block (such exchange ratio being the "Section 34(a)(ii) Exchange Ratio"). The "Adjustment Spread" shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Units minus (y) the Purchase Price. Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Class A Shares then outstanding.

         (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 34(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units equal to the number of such Rights held by such holder multiplied by the Section 34(a)(i) Exchange Ratio or Section 34(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange (with notice thereof to the Rights Agent); PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Units for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to Section 7(e)) held by each holder of Rights.

         (c) In the event that the number of Preferred Shares that are authorized by the Company's Amended Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 34, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Common Shares or other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Adjustment Spread, where such aggregate value has been determined by the Board.

         (d) The Company may, but shall not be required to, issue fractions of Units (other than fractions which are integral multiples of one-twentieth of a Right) or to distribute certificates that evidence fractional Units. In lieu of fractional Units (other than fractions which are integral multiples of one-twentieth of a Right), the Company may pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Unit. For purposes of this Section 34(d), the current market value of one Unit shall be the closing price of one Unit (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

Attest:                                              THE REYNOLDS AND REYNOLDS COMPANY


By:  /s/ Douglas M. Ventura                          By:  /s/ Lloyd G. Waterhouse
   ----------------------------------------             ---------------------------------------
Name:  Douglas M. Ventura                            Name:  Lloyd G. Waterhouse
Title:  General Counsel and Secretary                Title:  President and Chief Executive Officer




Attest:                                              MELLON INVESTOR SERVICES LLC,
                                                     as Rights Agent



By:  /s/ Rita Swartz                                 By:  /s/ Linda D. Fuhrer
   ----------------------------------------             ---------------------------------------
Name:  Rita Swartz                                   Name:  Linda D. Fuhrer
Title:  Vice President                               Title:  Assistant Vice President

                    CERTIFICATE OF AMENDMENT BY DIRECTORS TO
                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                        THE REYNOLDS AND REYNOLDS COMPANY

                           Ohio Charter Number: 007639

              Pursuant to Section 1701.73 of the Ohio Revised Code



                  David R. Holmes, who is the Chairman of the Board of The Reynolds and Reynolds Company, an Ohio corporation for profit (the "Corporation"), does hereby certify that the following is a true and complete copy of the resolution adopting an amendment to the Amended Articles of Incorporation of the Corporation (the "Amended Articles of Incorporation") duly adopted by the Board of Directors of the Corporation at its meeting held on the 18th day of April, 2001 pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Section 1701.70(B)(1) of the Ohio Revised Code and Section 2.a. of Article FOURTH of the Amended Articles of Incorporation:

                  RESOLVED, that Article FOURTH of the Amended Articles of Incorporation of the Corporation be, and it hereby is, amended to add a new Section 5 providing for a new series of preferred shares of the Corporation and that the form of such amendment and the express terms and provisions of the new series of preferred shares are as follows:

Section 5. Terms and Provisions of Series B Participating Preferred Shares.

                  a. DESIGNATION AND AMOUNT. There shall be established a series of Preferred Shares which shall be designated as the "Series B Participating Preferred Shares" and the number of shares constituting such series shall be 2,000,000.

                  b. DIVIDENDS AND DISTRIBUTIONS.

                  (1) Subject to the provisions for adjustment set forth in this Section 5.b. of this Article FOURTH, the holders of Series B Participating Preferred Shares shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, dividends on each Series B Participating Preferred Share equal to 1,000 (as adjusted from time to time as provided in subparagraph (2) of this Section 5.b. of this Article FOURTH, the "Class A Multiple") times the aggregate amount of dividends or distributions declared (whether or not paid) from time to time per Class A Common Share (other than to the extent that such dividends and distributions are payable in Class A Common Shares); provided that, in the event the dividends and distributions declared on each Series B Participating Preferred Share outstanding during the period (a "Dividend Period") between any Dividend Payment Date (as defined below) and the next subsequent Dividend Payment Date (or, in the case of the first

Dividend Period, the period between the date of issuance of the first Series B Participating Preferred Share or any fraction thereof and the next subsequent Dividend Payment Date), do not in the aggregate equal at least $10 per Series B Participating Preferred Share, then each Series B Participating Preferred Share shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, dividends ("Minimum Dividends") on each Series B Participating Preferred Share equal to the difference between $10 and the amount of any dividends or distributions declared on the Series B Participating Preferred Shares during such Dividend Period. Minimum Dividends shall be payable in cash on the Dividend Payment Date ending the applicable Dividend Period. "Dividend Payment Dates" shall mean the dates determined by the Board of Directors, which dates shall be no later than the last day of January, April, June and September in each year.

         (2) In the event the corporation shall at any time or from time to time after May 6, 2001 (the "Rights Declaration Date") (a) declare any dividend or distribution on the Class A Common Shares payable in Class A Common Shares, (b) subdivide the outstanding Class A Common Shares, or (c) combine the outstanding Class A Common Shares into a smaller number of shares, then in each such case the Class A Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class A Common Shares outstanding immediately after such event and the denominator of which is the number of Class A Common Shares outstanding immediately prior to such event.

         (3) The corporation shall declare a dividend or distribution on the Series B Participating Preferred Shares as set forth in subparagraph (1) of this
Section 5.b. of this Article FOURTH prior to or simultaneously with a declaration of any dividend or distribution on the Class A Common Shares (other than a dividend or distribution payable in Class A Common Shares) or, in the case of dividends payable on a Dividend Payment Date, prior to such Dividend Payment Date.

         (4) Dividends shall begin to accrue and be cumulative on each outstanding Series B Participating Preferred Share from the date of issuance thereof. Accrued and accumulated but unpaid dividends shall not bear interest. Dividends paid on the Series B Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued, accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         c. VOTING RIGHTS. Subject to the Ohio Code and any amendments to these Amended Articles of Incorporation by the Board of Directors providing for the issuance of any series of Preferred Shares (other than the Series B Participating Preferred Shares), the holders of the Class A Common Shares, Class B Common Shares and Preferred Shares of all series (including, without limitation, the Series B Participating Preferred Shares) shall be entitled to one vote per share and shall vote together as a single class for all corporate purposes.

         d. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, then, before any distribution or payment shall be made to the holders of Common Shares or any class of stock of the corporation ranking junior to the Series B Participating Preferred Shares in respect of the liquidation, dissolution or winding up of the corporation, first (1) the holders of the Series B Participating Preferred Shares shall be entitled to be paid an amount in dollars equal to (a) the Class A Multiple per share, plus (b) any accrued, accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and then (2) the holders of the Series B Participating Preferred Shares shall be entitled to be paid in full an amount per share equal to the Remaining Assets (as defined below) multiplied by a fraction (a) the numerator of which is 20,000 and (b) the denominator of which is the sum of (i) the number of issued and outstanding Series B Participating Preferred Shares multiplied by 20,000, (ii) the number of issued and outstanding Class A Common Shares multiplied by 20 and
(iii) the number of issued and outstanding Class B Common Shares.

         "Remaining Assets" shall mean the amount of assets legally available for payment to shareholders of the corporation upon liquidation, dissolution or winding up of the corporation, voluntary or otherwise, minus any payments to holders of Preferred Shares upon liquidation, dissolution or winding up of the corporation, voluntarily or otherwise to be made pursuant to clause
(1) of the first sentence of this Section 5.d. of this Article FOURTH or pursuant to any amendments to these Amended Articles of Incorporation made by the Board of Directors providing for the issuance of any other series of Preferred Shares.

         e. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Class A Common Shares are exchanged for or converted into other shares or securities, cash or any other property, then in any such case each Series B Participating Preferred Share shall at the same time be similarly exchanged for or converted into an amount per share equal to the Class A Multiple times the aggregate amount of shares, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Class A Common Share is exchanged or changed; PROVIDED that, the Series B Participating Preferred Shares shall not be exchanged for or converted into Common Shares and in lieu thereof the holders of the Series B Preferred Shares will receive cash or other consideration in the form and amount determined by the Board of Directors to be equivalent to the per share amount referred to immediately preceding this proviso.

         f. NO REDEMPTION. The Series B Participating Preferred Shares shall not be redeemable.

         g. FRACTIONAL SHARES. Series B Participating Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series B Participating Preferred Shares.

         IN WITNESS WHEREOF, the above-named officer, acting for and on behalf of the Corporation, has hereunto subscribed his name on this ____ day of April, 2001.



                                   ------------------------------------------
                                    Name:  David R. Holmes
                                    Title:  Chairman of the Board of Directors

                                                                       EXHIBIT B

                           [Form of Right Certificate]


Certificate No. ______                                              _____Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]*

                                RIGHT CERTIFICATE

                        THE REYNOLDS AND REYNOLDS COMPANY

                  This certifies that _____________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Amended and Restated Rights Agreement, dated as of April 18, 2001 (the "Rights Agreement"; terms defined therein are used herein with the same meaning unless otherwise defined herein) between The Reynolds and Reynolds Company, an Ohio corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (successor to Wells Fargo Bank Minnesota, N.A., a national banking association), as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one-thousandth of a fully paid and non-assessable share of Series B Preferred Shares, no par value per share (the "Preferred Shares"), of the Company at the Purchase Price initially of $___ per one one-thousandth share (each such one one-thousandth of a share being a "Unit") of Preferred Shares, upon presentation and surrender of this Right Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of Units which may be purchased upon exercise thereof) set forth above, and the


-----------------------
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Purchase Price per Unit set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

                  Upon the occurrence of a Section 11(a)(ii) Event or Section 13 Event, if the Rights evidenced by this Right Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or Section 13 Event.

                  In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets, all as provided in the Rights Agreement.

                  This Right Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Right Certificate or Right Certificates surrendered. If this Right Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right, payable at the Company's option in cash or in common stock of the Company, subject to adjustment in certain events as provided in the Rights Agreement.

                  No fractional Preferred Shares are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-twentieth of a Unit which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement. The Company has reserved the right to require prior to the occurrence of a Section 11(a)(ii) Event or a Section 13 Event that Rights be exercised so that only whole Preferred Shares are issued. Other than those provisions relating to the Redemption Price or the number of Units for which a Right is exercisable, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in any respect whatsoever up until the Distribution Date, and thereafter in certain respects which do not adversely affect the interests of holders of Right Certificates (other than an Acquiring Person or its Affiliates or Associates).

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________ ___, 20__.

ATTEST:                                   THE REYNOLDS AND REYNOLDS COMPANY



By:                                       By:
   ------------------------------            ---------------------------------
Name:                                     Name:
Title:                                    Title:



MELLON INVESTOR SERVICES LLC,
 as Rights Agent



By:
   ------------------------------
Name:
Title:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT


                   (To be executed by the registered holder if
                       such holder desires to transfer the
                               Right Certificate.)



FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto:


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _________ ___, 20__



                                       -----------------------------------
                                                     Signature


Signature Medallion Guaranteed:

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _________ ___, 20__



                                              --------------------------------
                                                      Signature


Signature Medallion Guaranteed:

         --------------------------------------------------------------

                                     NOTICE
                                     ------

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the registered holder
                     desires to exercise Rights represented
                           by the Right Certificate.)



To:  THE REYNOLDS AND REYNOLDS COMPANY

                  The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Units issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Units be issued in the name of and delivered to:


-----------------------------------------
(Please print name and address)


-----------------------------------------
Please insert social security

or other identifying number:
                              --------------------------------

                  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:



--------------------------------------------
(Please print name and address)


-------------------------------------------
Please insert social security

or other identifying number:  _______________

Dated:  _________ ___, 200__



                                        --------------------------------------
                                                      Signature


Signature Medallion Guaranteed:

                                   CERTIFICATE
                                   -----------

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate of any such Acquiring Person (as defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _________ ___, 20__



                                              --------------------------------
                                                      Signature


Signature Medallion Guaranteed:

         --------------------------------------------------------------

                                     NOTICE
                                     ------

                  The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                                                                       EXHIBIT C



                        THE REYNOLDS AND REYNOLDS COMPANY

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES
                 ----------------------------------------------


                  On April 18, 2001, the Board of Directors of The Reynolds and Reynolds Company (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Class A Common Share, no par value per share, of the Company (the "Class A Shares") and 1/20th of a Right for each Class B Common Share, no par value per share, of the Company (the "Class B Shares", and together with the Class A Shares, the "Common Shares"). The Rights will issue at 5:00 P.M. Dayton, Ohio time on May 6, 2001 (the "Record Date") to shareholders of record on that date. The following is a summary of the terms of the Rights.

                  Each Right entitles the registered holder thereof to purchase from the Company a unit (a "Unit") consisting of one one-thousandth of a share of the Company's Series B Participating Preferred Shares, no par value per share (the "Series B Preferred Shares"), at a price of $105.00, subject to adjustment under certain circumstances (the "Purchase Price"). The terms of the Rights are set forth in an Amended and Restated Rights Agreement, dated as of April 18, 2001 (the "Rights Agreement"), between the Company and Mellon Investor Services LLC, a New Jersey limited liability company (successor to Wells Fargo Bank Minnesota, N.A., a national banking association), as rights agent (the "Rights Agent").

                  AS DISCUSSED BELOW, INITIALLY THE RIGHTS ARE NOT EXERCISABLE, CERTIFICATES FOR THE RIGHTS WILL NOT BE SENT TO SHAREHOLDERS AND THE RIGHTS WILL AUTOMATICALLY TRADE WITH THE COMMON SHARES.

                  Until the Distribution Date (as described below) or earlier redemption or expiration of the Rights, the Rights will be evidenced by the certificates for Common Shares together with this Summary of Rights, and the registered holders of Common Shares shall also be the registered holders of the associated Rights. The Rights Agreement provides that, until the Distribution Date or earlier redemption or expiration of the Rights, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date or earlier redemption or expiration of the Rights, Common Share certificates delivered after the Record Date upon transfer, sale from the Company's treasury or new issuance of the Common Shares will contain a legend incorporating the Rights Agreement by reference, and the surrender or transfer of any of the Common Share certificates, with or without the aforesaid legend or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

                  The Rights will become exercisable after the "Distribution Date" which shall occur on the earlier of the close of business on (i) the tenth business day after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), other than the Company, any subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company or any entity organized appointed, established or holding Common Shares by, for or pursuant to, the terms of any such plan (an "Exempt Person"), has acquired beneficial ownership of 15% or more (20% or more for any person or group of affiliated persons that satisfies both of the criteria set forth in Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Securities Exchange Act of 1934, and who has reported such ownership on Schedule 13G) of the outstanding number of Class A Shares of the Company, or (ii) the tenth business day or, if determined by the Board of Directors a specified or unspecified later date, following the commencement of a tender or exchange offer (other than a tender or exchange offer by an Exempt Person) which, if successful, would result in a person (together with its affiliates and associates) becoming an Acquiring Person, even if no purchases actually occur pursuant to the offer.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on the close of business on May 6, 2011 (the "Expiration Date"), unless the Rights earlier are redeemed by the Company as described below or expire in accordance with the terms of Section 13(d) of the Rights Agreement.

                  The Series B Preferred Shares will be nonredeemable and will be of equal rank in respect of the preference as to dividends and to payments upon the liquidation, dissolution or winding up of the Company with all other classes or series of the Company's preferred shares. Subject to antidulution adjustments, each Series B Preferred Share will be entitled to receive, when and if declared, dividends for each Series B Preferred Share equal to 1,000 times the aggregate dividends or distributions declared (whether or not paid) from time to time per Class A Share (other than to the extent that such dividends or distributions are payable in Class A Shares); provided that, in the event that during specified periods dividends declared on the Series B Preferred Shares do not in the aggregate equal $10 per Series B Preferred Share per dividend period, then each Series B Preferred Share will be entitled to receive, in cash, the difference between $10 and the per share dividend declared on the Series B Preferred Shares during such specified periods.

                  In the event of any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, then, before any distribution or payment is made to the holders of Class A Shares, Class B Shares or any class of stock of the corporation ranking junior to the Series B Preferred Shares in respect to the liquidation, dissolution or winding up of the corporation, first
(i) the holders of the Series B Preferred Shares would be entitled to be paid in full the sum of (A) $1,000 per share, plus (B) an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and then (ii) the holders of the Series B Preferred Shares would be entitled to proportionately share in the remaining assets of the Company with the holders of Class A Shares and Class B Shares. Each Series B Preferred Share will have one vote, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Class A Shares are changed or

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

converted, each Series B Preferred Share will be entitled to receive an amount equal to 1,000 (subject to adjustment) times the amount received per Class A Share.

                  The number of Series B Preferred Shares or the amount of other securities or property issuable upon exercise of the Rights is subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or subdivision, combination or reclassification of the Class A Shares, Class B Shares or Series B Preferred Shares. The Purchase Price is subject to adjustment in the event of, among other things, the issuance of certain rights, options or warrants or extraordinary distributions of cash or other property to holders of the Series B Preferred Shares.

                  In the event that a person or group becomes an Acquiring Person, except pursuant to a tender or exchange offer for all outstanding Class A Shares determined by the Board of Directors to be at a fair price and otherwise in the best interests of the Company and its shareholders (a "Flip-in Event"), each holder of a Right (other than the Acquiring Person) will thereafter be entitled to receive, upon payment of the Purchase Price, that number of the Series B Preferred Shares (or, in certain circumstances, cash, a reduction in the Purchase Price, Class A Shares, Class B Shares, other equity or debt securities of the Company, other assets or any combination thereof) having a market value (as determined in the manner set forth in the Rights Agreement) of two times the Purchase Price.

                  Any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

                  Unless the Rights are earlier redeemed, in the event that on or after the date a person or group becomes an Acquiring Person (1) the Company is acquired in a merger or other business combination transaction (in which any Class A Shares are changed into or exchanged for other securities or property) or (2) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one transaction or a series of related transactions (collectively, a "Flip-Over Event"), proper provision will be made so that each holder of Rights will be entitled to receive, upon payment of the Purchase Price, that number of common shares (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring company which at the time of such transaction has a market value (as determined the manner set forth in the Rights Agreement) of two times the Purchase Price.

                  The Purchase Price payable upon exercise of the Rights, and the number of Series B Preferred Shares or other securities or property issuable upon exercise, are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Preferred Shares, (ii) upon the grant to holders of the Series B Preferred Shares of certain rights, options, or warrants to subscribe for Series B Preferred Shares or convertible securities at less than the current market price of the Series B Preferred Shares, or (iii) upon the distribution to holders of the Series B Preferred Shares of evidences of indebtedness or cash, assets, stock (other than dividends payable in Series B Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Series B Preferred Shares (other than integral multiples of one-twentieth of a Unit which may, upon the election of the Company, be evidenced by depositary receipts) are required to be issued by the Company and, in lieu of any fractional shares, an adjustment in cash may be made.

                  At any time on or prior to the close of business on the tenth day after the public announcement that a person or group has become an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The Redemption Price may be paid in cash, Class A Shares or any other form of consideration deemed appropriate by the Board of Directors. The redemption period may be extended by the Company at any time prior to the expiration of such period. Immediately upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  At any time after a person or group of affiliated persons becomes an Acquiring Person and until any person or group of affiliated persons beneficially owns 50% or more of the then-outstanding Class A Shares, the Board of Directors may exchange all or part of the then-outstanding Rights for Units
(1) on a one-to-one basis or (2) at an exchange ratio equal to (A) the difference between the aggregate market price of the number of Units to be received on a Flip-in Event and the Purchase Price, divided by (B) the market price per Unit upon a Flip-in Event. In such event, the right to exercise the Rights terminates and the only right thereafter of a holder of such Rights shall be to receive that number of Units equal to the number of such Rights held by such holder multiplied by the applicable exchange ratio.

                  Other than those provisions relating to the amount of the Redemption Price or the number of Units for which a Right is exercisable any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement, subject to certain limitations. In any event, no amendment to lengthen the time period for redemption may be made at such time as the Rights are not redeemable.

                  Upon becoming exercisable, Rights may be exercised by completing and signing the Election to Purchase and the accompanying certificate on the reverse side of the Right Certificate and surrendering such Right Certificate, together with cash or a certified check or bank draft in the aggregate amount of the Purchase Price and any applicable transfer tax or charge, to the Rights Agent. Until a Right is exercised, the holder thereof, by reason of ownership of a Right, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated April 18, 2001. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                       5